Exhibit 99.1

Contact:

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	sbell@fbvirginia.com

News Release
April 23, 2014

First National Corporation Announces 17% Increase in First Quarter Earnings

Strasburg, Virginia (April 23, 2014) --- First National Corporation (the “Company”) (OTCBB: FXNC), the parent company of First Bank (the “Bank”), reported a 17% increase in first quarter earnings.  Net income totaled $1.1 million, or $0.19 per basic and diluted share, for the three months ended March 31, 2014, compared to $983 thousand, or $0.15 per basic and diluted share, for the same period in 2013.  The Company’s earnings for the three-month period resulted in a return on average assets of 0.88% and a return on average equity of 8.53%.

First Quarter Highlights

Earnings:
•	Net income increased 17% to $1.1 million
•	Noninterest income increased 8% to $1.6 million
•	Noninterest expenses decreased 10% to $4.6 million
•	Return on average assets was 0.88%

Capital and Asset Quality:
•	Book value per share increased from $6.35 to $8.24 per common share
•	Total risk-based capital increased from 15.82% to 18.49%
•	Substandard loans decreased by $19.5 million, or 47%

“We began the year with solid earnings as the Bank made good progress improving profitability and growing the loan and deposit portfolios,” said Scott C. Harvard, President and CEO of the Company and the Bank.  “Results for the first quarter reflected the team’s efforts to improve both efficiency and asset quality, while expanding customer relationships. We are pleased with the continued progress of our banking company.”

First Quarter Earnings

Net income totaled $1.1 million for the first quarter of 2014, compared to $983 thousand for the same period of 2013.  The return on average assets was 0.88% for the first quarter compared to 0.75% for the same quarter one year ago, and the return on average equity was 8.53% compared to 8.84% for the same period in 2013.

Net interest income totaled $4.4 million for the quarter, compared to $4.6 million for the same period one year ago.  The net interest margin was 3.72% compared to 3.80% for the first quarter of 2013.  Noninterest income increased $118 thousand, or 8% compared to the same period of 2013, primarily from a 37% increase in revenue from service charges on deposits and a 7% increase in wealth management revenues.  Assets under management of the wealth management division increased by $41.8 million to $289.4 million at March 31, 2014 compared to $247.6 million one year ago.

Noninterest expense decreased $497 thousand, or 10%, to $4.6 million for the quarter compared to $5.1 million for the same period in the prior year. Salaries and employee benefits decreased $125 thousand, occupancy decreased $63 thousand, FDIC assessment decreased $169 thousand, other real estate owned expense decreased $76 thousand, and net loss on disposal of premises and equipment decreased $203 thousand, compared to the same period in 2013.  During the first quarter of 2013, the Company made the decision to terminate a land lease for branch expansion that resulted in a one-time charge to earnings totaling $209 thousand that was included in net loss on disposal of premises and equipment.  The decrease in expenses, when comparing the first quarter of 2014 to the same period one year ago, reflected the Company’s efforts to improve efficiency by diligently managing its operating expenses.

The Bank recorded a recovery of loan losses of $200 thousand during the first quarter, which resulted in a total allowance for loan losses of $10.3 million or 2.86% of total loans at March 31, 2014.  The recovery of loan losses was primarily a result of a decrease in the general allocation from an improvement in the historical loss experience.  This compared to a recovery of loan losses of $250 thousand and an allowance for loan losses of $12.8 million, or 3.34% of total loans, at the end of the first quarter of 2013.

Capital and Asset Quality

Nonperforming assets decreased slightly to $14.7 million at March 31, 2014 compared to $14.9 million one year ago, and troubled debt restructurings decreased to $1.0 million from $4.1 million, comparing the same periods.  Substandard loans decreased 47% to $21.9 million at the end of the first quarter compared to $41.5 million for the same period one year ago.

Total shareholders’ equity increased $9.4 million to $55.0 million at March 31, 2014, compared to $45.6 million one year ago.  The book value per common share was $8.24 at the end of the first quarter.  Regulatory capital ratios were higher than previous periods, with the total risk-based capital ratio at 18.49% at March 31, 2014.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

About the Company

First National Corporation, headquartered in Strasburg, Virginia, is the bank holding company of First Bank. First Bank offers loan, deposit, trust and investment products and services from 10 office locations located throughout the northern Shenandoah Valley region of Virginia, which includes Shenandoah County, Warren County, Frederick County and the City of Winchester.  Banking services are also accessed from the Bank’s website, www.fbvirginia.com, and from a network of ATMs located throughout its market area.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
Income Statement	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Interest income
Interest and fees on loans	$ 4,215	$ 4,422	$ 4,673	$ 4,816	$ 4,933
Interest on deposits in banks	16	16	18	17	10
Interest on securities available for sale	657	636	577	519	445
Dividends on restricted securities	21	19	18	19	19
Total interest income	$ 4,909	$ 5,093	$ 5,286	$ 5,371	$ 5,407

Interest expense
Interest on deposits	$ 400	$ 458	$ 572	$ 632	$ 706
Interest on trust preferred capital notes	54	56	55	55	56
Interest on other borrowings	29	30	30	30	29
Total interest expense	$ 483	$ 544	$ 657	$ 717	$ 791

Net interest income	$ 4,426	$ 4,549	$ 4,629	$ 4,654	$ 4,616
Provision for (recovery of) loan losses	(200)	(2,950)	275	2,500	(250)
Net interest income after provision for (recovery of) loan losses	$ 4,626	$ 7,499	$ 4,354	$ 2,154	$ 4,866

Noninterest income
Service charges on deposit accounts	$ 630	$ 654	$ 627	$ 464	$ 459
ATM and check card fees	335	354	373	365	333
Wealth management fees	484	463	406	375	452
Fees for other customer services	87	89	86	128	88
Gains on sale of loans	3	22	47	65	59
Gain on termination of postretirement benefit	-	-	-	543	-
Other operating income	77	189	86	97	107
Total noninterest income	$ 1,616	$ 1,771	$ 1,625	$ 2,037	$ 1,498

Noninterest expense
Salaries and employee benefits	$ 2,509	$ 3,040	$ 2,411	$ 2,443	$ 2,634
Occupancy	315	302	306	296	378
Equipment	304	319	302	288	299
Marketing	109	41	81	113	110
Stationery and supplies	80	66	66	81	75
Legal and professional fees	202	340	237	219	179
ATM and check card fees	163	166	176	168	158
FDIC assessment	172	174	189	180	341
Other real estate owned, net	31	380	252	376	107
Net losses on disposal of premises and equipment	2	393	-	3	205
Loss on lease termination	-	263	-	-	-
Other operating expense	726	748	628	593	624
Total noninterest expense	$ 4,613	$ 6,232	$ 4,648	$ 4,760	$ 5,110

Income (loss) before income taxes	$ 1,629	$ 3,038	$ 1,331	$ (569)	$ 1,254
Income tax provision (benefit)	483	(4,352)	91	(830)	271
Net income	$ 1,146	$ 7,390	$ 1,240	$ 261	$ 983
Effective dividend and accretion on preferred stock	221	228	229	230	226
Net income available to common shareholders	$ 925	$ 7,162	$ 1,011	$ 31	$ 757

Common Share and Per Common Share Data
Net income, basic and diluted	$ 0.19	$ 1.46	$ 0.21	$ 0.01	$ 0.15
Shares outstanding at period end	4,901,464	4,901,464	4,901,464	4,901,464	4,901,464
Weighted average shares, basic and diluted	4,901,464	4,901,464	4,901,464	4,901,464	4,901,464
Book value at period end	$ 8.24	$ 7.96	$ 5.93	$ 5.83	$ 6.35

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited)
	For the Quarter Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Key Performance Ratios
Return on average assets	0.88%	5.55%	0.92%	0.19%	0.75%
Return on average equity	8.53%	62.92%	11.44%	2.32%	8.84%
Net interest margin	3.72%	3.68%	3.68%	3.71%	3.80%
Efficiency ratio (1)	74.85%	81.40%	69.60%	70.54%	78.61%

Average Balances
Average assets	$ 525,337	$ 528,475	$ 535,885	$ 540,081	$ 529,827
Average earning assets	490,521	496,619	505,888	509,940	498,462
Average shareholders’ equity	54,460	46,569	43,001	45,096	45,090

Asset Quality
Loan charge-offs	$ 239	$ 192	$ 955	$ 3,067	$ 278
Loan recoveries	79	1,911	77	289	209
Net charge-offs (recoveries)	160	(1,719)	878	2,778	69
Non-accrual loans	11,697	11,678	8,000	9,091	9,715
Other real estate owned, net	2,991	3,030	3,833	4,084	5,173
Nonperforming assets	14,688	14,708	11,833	13,175	14,888
Loans over 90 days past due, still accruing	111	49	2,150	1,889	-
Troubled debt restructurings, accruing	986	829	834	838	4,096
Special mention loans	20,606	19,660	23,226	26,432	26,685
Substandard loans, accruing	21,917	22,909	31,119	34,466	41,460
Doubtful loans	-	-	-	-	-

Capital Ratios
Tier 1 capital	$ 63,041	$ 61,800	$ 56,830	$ 55,773	$ 55,696
Total capital	67,687	66,437	61,565	60,623	60,580
Total capital to risk-weighted assets	18.49%	18.21%	16.57%	15.94%	15.82%
Tier 1 capital to risk-weighted assets	17.22%	16.94%	15.29%	14.66%	14.55%
Leverage ratio	12.05%	11.75%	10.61%	10.33%	10.51%

Balance Sheet
Cash and due from banks	$ 7,106	$ 5,767	$ 8,649	$ 8,104	$ 7,678
Interest-bearing deposits in banks	27,017	25,741	29,221	23,045	31,859
Securities available for sale, at fair value	110,561	103,301	105,321	105,163	89,089
Restricted securities, at cost	1,636	1,804	1,804	1,805	1,805
Loans, net of allowance for loan losses	349,250	346,449	354,952	365,035	369,583
Premises and equipment, net	16,470	16,642	17,417	17,992	18,130
Accrued interest receivable	1,305	1,302	1,339	1,425	1,430
Other assets	21,250	21,884	17,752	18,170	17,955
Total assets	$ 534,595	$ 522,890	$ 536,455	$ 540,739	$ 537,529

Noninterest-bearing demand deposits	$ 101,813	$ 92,901	$ 95,609	$ 91,946	$ 90,789
Savings and interest-bearing demand deposits	239,725	234,054	229,990	232,763	224,150
Time deposits	120,151	123,756	145,664	151,249	155,041
Total deposits	$ 461,689	$ 450,711	$ 471,263	$ 475,958	$ 469,980
Other borrowings	6,046	6,052	6,058	6,064	6,070
Trust preferred capital notes	9,279	9,279	9,279	9,279	9,279
Other liabilities	2,614	3,288	6,244	6,377	6,649
Total liabilities	$ 479,628	$ 469,330	$ 492,844	$ 497,678	$ 491,978

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited)
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Balance Sheet (continued)
Preferred stock	$ 14,595	$ 14,564	$ 14,525	$ 14,485	$ 14,446
Common stock	6,127	6,127	6,127	6,127	6,127
Surplus	6,813	6,813	6,813	6,813	6,813
Retained earnings	28,286	27,360	20,199	19,188	19,156
Accumulated other comprehensive loss, net	(854)	(1,304)	(4,053)	(3,552)	(991)
Total shareholders’ equity	$ 54,967	$ 53,560	$ 43,611	$ 43,061	$ 45,551
Total liabilities and shareholders’ equity	$ 534,595	$ 522,890	$ 536,455	$ 540,739	$ 537,529

Loan Data
Mortgage loans on real estate:
Construction and land development	$ 33,876	$ 34,060	$ 34,404	$ 44,305	$ 45,783
Secured by farm land	1,257	1,264	1,302	1,318	1,344
Secured by 1-4 family residential	147,541	141,961	142,446	145,628	143,765
Other real estate loans	141,462	144,704	155,389	158,516	161,398
Loans to farmers (except those secured by real estate)	3,060	3,418	2,130	2,093	2,173
Commercial and industrial loans (except those secured by real estate)	20,321	19,385	19,186	17,608	20,570
Consumer installment loans	4,816	4,935	5,420	5,973	6,408
Deposit overdrafts	213	279	187	99	71
All other loans	6,987	7,087	6,363	1,973	827
Total loans	$ 359,533	$ 357,093	$ 366,827	$ 377,513	$ 382,339
Allowance for loan losses	(10,283)	(10,644)	(11,875)	(12,478)	(12,756)
Loans, net	$ 349,250	$ 346,449	$ 354,952	$ 365,035	$ 369,583

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 4,215	$ 4,422	$ 4,673	$ 4,816	$ 4,933
Interest income – investments and other	694	671	613	555	474
Interest expense – deposits	400	458	572	632	706
Interest expense – other borrowings	29	30	30	30	29
Interest expense – trust preferred capital notes	54	56	55	55	56
Total net interest income	$ 4,426	$ 4,549	$ 4,629	$ 4,654	$ 4,616
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 29	$ 21	$ 23	$ 24	$ 14
Tax benefit realized on non-taxable interest income – municipal securities	49	43	39	39	37
Total tax benefit realized on non-taxable interest income	$ 78	$ 64	$ 62	$ 63	$ 51
Total tax-equivalent net interest income	$ 4,504	$ 4,613	$ 4,691	$ 4,717	$ 4,667

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned expense, loss on land lease termination and net losses on disposal of premises and equipment by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains and losses on sales of securities and gain on termination of postretirement benefit.  Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the table above for the quarterly tax-equivalent net interest income and a reconciliation of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.